SECURITIES AND EXCHANGE COMMISSION

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E.PIPHANY, INC.

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Filed by E.piphany, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: E.piphany, Inc.

Commission File No.: 000-27183

To All Epiphany Employees,

I am excited to announce that we have entered into a definitive agreement whereby we will be combining with SSA Global, a leading global provider of ERP solutions. This is a great opportunity for both companies, and the purchase price offers the best value for our stockholders. At the close of the transaction, all of your options will be accelerated and cashed out.

SSA Global has 13,000 customers in over 90 countries and reported approximately $700 million in revenue for the 12 months ended April 2005. By combining with SSA Global, we will have greatly expanded distribution capability for our solutions and enhanced support capabilities for our customers, while our industry leading CRM products will complement SSA Global’s offering. This agreement will accelerate the combined company’s ability to drive top line revenue growth, extend geographic reach and expand coverage in core market segments.

WHY SSA GLOBAL?

When we first discussed with SSA Global the possibility of combining our two companies, I was immediately struck by the complementary nature of the organizations. It was clear that we share a vision of the power of the J2EE/SOA architecture, a commitment to the success of our customers, and a focus on delivering measurable business value to organizations that purchase our solutions. We have a number of customers in common, including HBOS, KLM, KPN, QVC, Sony, Deutsche Post/DHL and Unilever. This combination gives us the ability to continue our focus on industry specific solutions including financial services, insurance and telecommunications. With our combined size and strength we will be able to sustain and build a presence in more industries and more markets and compete with the likes of SAP and Oracle.

Our customers will benefit from SSA Global’s excellent global support capabilities and infrastructure. The full suite of Epiphany products will be supported into the future. Over time, the Epiphany products will be merged into the SSA Global CRM product suite, forming the foundation of a greatly enhanced solution for existing and future Epiphany and SSA Global customers.

INTEGRATING THE TWO COMPANIES

Today’s announcement is exciting and naturally, we are all eager to begin work together as a combined company. But until the transaction closes, we will continue to operate the two companies independently. The transaction is expected to close in the next eight to twelve weeks, during which the details of the integration plan will be finalized.

I know that there are many questions regarding this transaction. I would like to invite each of you to a conference call tomorrow morning, August 4th, at 8:15 a.m. Pacific time, during which time I will share additional perspective on this announcement. Call logistics will follow via email.

MOMENTUM CONTINUES

In the meantime, I would ask that each of you stay focused on driving the business forward. We have some great momentum coming out of Q2 and several transactions under our belt in Q3. We want to capitalize on this forward momentum.

We intend to communicate updates to you on a regular basis. Thank all of you for your continued support!

Karen

[SSA Press release attached.]

Additional Information and Where to Find It

E.piphany has agreed to file a proxy statement in connection with the proposed Merger and related transactions. The proxy statement will be mailed to the stockholders of E.piphany. E.piphany’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about E.piphany, the Merger and related transactions. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by E.piphany by going to E.piphany’s Investor Relations page on its corporate website at www. epiphany.com or by contacting Todd Friedman at E.piphany at 475 Concar Drive, San Mateo, California 94402 or by phone at (650) 356-3800.

In addition, E.piphany and its officers and directors may be deemed to be participants in the solicitation of proxies from E.piphany’s stockholders with respect to the Merger. A description of any interests that E.piphany’s officers and directors have in the Merger and related transactions will be available in the proxy statement. In addition, SSA may be deemed to have participated in the solicitation of proxies from E.piphany’s stockholders in favor of the approval of the Merger Agreement and related transactions. Information concerning SSA’s directors and executive officers is set forth in SSA’s final prospectus for its initial public offering, which was filed with the SEC on May 26, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to SSA’s Investor Relations page on its corporate website at www.ssaglobal.com.

SSA Global to Acquire Epiphany

Epiphany CRM will strengthen SSA Global’s leadership position as a provider of extended enterprise solutions

Chicago, August 03, 2005 – SSA Global Technologies, Inc.™ (NASDAQ:SSAG), a leading global provider of extended enterprise solutions and services, and Epiphany (NASDAQ: EPNY), today announced the signing of a definitive agreement under which SSA Global will acquire customer relationship management (CRM) solution provider Epiphany. The transaction has a gross value of $329 million or $4.20 per share for the shareholders of Epiphany.

Epiphany is a recognized leader in CRM with a suite of products that includes sales, service, marketing, and customer analytics. These applications are based on a similar services-oriented architecture and built using the same Java 2 Enterprise Edition (J2EE) technology as the recently released SSA Technology Architecture. The combined architecture will provide the flexibility to integrate with existing enterprise applications and to quickly tailor solutions for specific industries.

“CRM is an important growth market and Epiphany has innovative solutions that are highly respected for their robust functionality, technology infrastructure and ease-of use”, said Mike Greenough, chairman, president and CEO of SSA Global. “SSA Global brings worldwide distribution power to Epiphany solutions as they will become part of a total end-to-end solution. With Epiphany, we expect to enhance SSA CRM and the broad portfolio of solutions that will help customers and prospects address demand driven business issues.”

SSA Global’s management believes that Epiphany will benefit from SSA Global’s expansive distribution network that reaches over 90 countries worldwide. The synergies between the companies include their common adoption of an open standard, service oriented technology and a significant percentage of common-shared customers in manufacturing, finance and service industries. Both companies are committed to serving the mid-market and large global enterprises with quality solutions having high ROI.

“Our two companies share the same core values of customer satisfaction and commitment to quality products, implementation and support,” added Karen Richardson, CEO, Epiphany. “Epiphany’s solutions bring compelling value to an organization and SSA Global’s leadership and market strength can take Epiphany to the next level of excellence.”

The transaction is expected to close in approximately eight to twelve weeks and is subject to customary closing conditions, including approval by Epiphany’s shareholders and regulatory approvals.

There will be an analyst and investor conference call conducted by executive management to discuss the transaction, today at 5:00 p.m. EST/2:00 p.m. PST. The live discussion can be accessed by dialing 1-800-706-7741 or 1-617-614-3471, passcode 65084584. A live audio-only webcast of the call will be made available to the public on the Company’s website at http://investor.ssaglobal.com and will be archived for approximately three months following the call.

About SSA Global

SSA Global™ is a leading provider of extended ERP solutions for manufacturing, distribution, retail, services and public organizations worldwide. In addition to core ERP applications, SSA Global offers a full range of integrated extension solutions including corporate performance management, customer relationship management, product lifecycle management, supply chain management and supplier relationship management. Headquartered in Chicago, SSA Global has 63 locations worldwide and its product offerings are used by approximately 13,000 active customers in over 90 countries. For additional information, visit the SSA Global web site at www.ssaglobal.com.

SSA Global™ is the corporate brand for product lines and subsidiaries of SSA Global Technologies, Inc. SSA Global, SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

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Forward-Looking Statements

These materials may contain “forward-looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “ will likely result,” or words or phrases with similar meaning. All of these forward-looking statements are based on estimates and assumptions made by our management that, although we believe to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy or actual results to differ materially from those contained in forward-looking statements. Factors you should consider that could cause these differences include, among other things:

•	General economic and business conditions, including exchange rate fluctuations in the United States and abroad;
•	Our ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions;
•	Our ability to maintain effective internal control over financial reporting;

•	Our ability to attract and retain personnel, including key personnel;
•	Our success in developing and introducing new services and products;
•	Competition in the software industry, as it relates to both our existing and potential new customers.

For inquiries, contact:

Press: MariaDiecidue SSA Global 312-258-6000 maria.diecidue@ssaglobal.com	ScottGoldberg Edelman 312-297-7414 scott.goldberg@edelman.com

Investors:

Dawn Drella

312-474-7694

dawn.drella@ssaglobal.com

Filed by E.piphany, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: E.piphany, Inc.

Commission File No.: 000-27183

Epiphany Acquisition Talking Points

August 3, 2005

Epiphany Details:

•	$70M (TTM) customer relationship management software company
•	Headquartered in San Mateo, CA
•	Founded in 1997
•	Approx. 370 employees

Acquisition Details:

•	Cash offer for $329M before transaction and restructuring costs
•	Epiphany’s balance sheet had $239M in cash and investments
•	Cash due from SSA Global at closing, approximately $90M
•	SSA Global to finance transaction through both working capital and debt
•	Transaction should close in the next 8 – 12 weeks – subject SEC and other regulatory approval as well as Epiphany shareholder approval

External Talking Points:

Why Sell to SSA Global?

•	We share the same core values – high customer satisfaction and commitment to quality products, implementation and support.
•	As the enterprise software industry continues to consolidate, we felt it was imperative for us to align with a single-source, total solution provider such as SSA Global.
•	It represented the best value to our shareholders.
•	As part of SSA Global, Epiphany will benefit from the expansive distribution network that reaches more than 90 countries worldwide.
•	SSA Global has more than 20 percent of Epiphany’s current maintenance customers within the SSA Global customer base.

Benefit to SSA Global Customers:

•	SSA Global is continuing to carry out its strategy to acquire market share and develop customer share. Epiphany is a recognized leader in CRM with a suite of products that includes sales, services, marketing and customer analytics.
•	As CRM continues to be an area of focus for companies looking to enhance customer relationships and further sales efforts, Epiphany’s best-of-breed portfolio of products will enhance SSA Global’s current CRM offering with solutions that are highly regarded by Epiphany’s customers and well-known throughout the industry.
•	Upon closing the transaction SSA Global will have the ability to sell the enhanced SSA CRM suite of products to its customers in markets such as manufacturing, finance, service industries such as high-tech/electronics, food and beverage, automotive and retail/wholesale.
•	At the Global Client Forum next month, customers will learn how Epiphany’s CRM solutions can benefit their organization.

Benefit to Epiphany Customers:

•	Epiphany customers will benefit from SSA Global’s global support capabilities and infrastructure.
•	Epiphany customers can go to SSA Global as one source for extended enterprise solutions and support including supply chain management, enterprise resource planning, product lifecycle management, human capital management, financial services, warehouse management, etc.
•	SSA Global expects to announce the product roadmap for customers by the time the transaction closes.

Employees:

•	SSA Global will leverage the combined talents of both organizations to enhance current and develop new solutions and services.
•	SSA Global’s objective is to retain much of the technical expertise from Epiphany thereby enriching SSA Global’s intellectual capital with industry leading CRM talent.

Industry:

•	This acquisition further strengthens SSA Global’s position in the industry as a single-source provider extended enterprise solutions.